EXHIBIT 24.3

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitute and appoint each of Brandon Ho-Ping Lin, Duo Wang and Liza Ling San Mark my/its true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution for me/it and in my/its name, place and stead, to:

1.

execute for me/it and on my/its behalf, in my/its capacity as an owner, officer and/or director of China TransInfo Technology Corp., Form ID, Schedule 13D/G and Forms 3, 4 or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder;

2.

do and perform any and all acts for me/it and on my/its behalf which may be necessary or desirable to complete and execute any such Form ID, Schedule 13D/G and Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such Form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to me/it, in my/its best interest or legally required by me/it, it being understood that the documents executed by such attorney-in-fact on my/its behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at my/its request, are not assuming, nor is Brandon Ho-Ping Lin, Duo Wang and Liza Ling San Mark assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D/G, Forms 3, 4 and 5 with respect to my/its holdings of and transactions in securities of China TransInfo Technology Corp. unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact named above.

IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney on July 24th, 2008.

Andrew Y. Yan /s/ Andrew Y. Yan _________________________________ Signature Andrew Y. Yan _________________________________ Print Name